UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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The following communication was sent by Darden Restaurants, Inc. on August 1, 2014

We wanted to provide you information about this year’s Annual Meeting to assist you in talking with employees about this complex and important process.  This year it will be more public and potentially more challenging and as a result could generate more questions from employees than we would otherwise expect.  We are providing this tool for you to use either as background for your conversations or as a handout for those employees where this level of explanation is appropriate.

As a public company, Darden shareholders hold an Annual Meeting to make a variety of business decisions, including who will serve as members of our Board of Directors, as well as the consideration of proposals that may include company policies and procedures that an individual shareholder might want their fellow shareholders to adopt.

The process of soliciting the votes of shareholders to determine the outcome of Board elections and the conduct of shareholder business at the Annual Meeting is called the Proxy Process.  Darden’s Annual Meeting for shareholders is scheduled for September 30 this year, and we are beginning to prepare and file materials with the U.S. Securities and Exchange Commission (“SEC”) that will be used to communicate with our shareholders during the period leading up to the meeting.

As we have discussed in the past, one of our shareholders, Starboard Value LP (“Starboard”), has expressed disagreement with elements of our strategy and has stated publicly that it wants to elect different individuals to the Board than those nominated by the company and that it intends to solicit proxies from our shareholders in support of its competing slate of director nominees.  This opposition to the company’s director nominees is characterized as a “proxy contest.”

Often times, companies will engage in discussions with shareholders who are seeking a change and agree to a settlement in advance of the annual meeting. When this kind of agreement occurs, the proxy contest ends for that particular annual meeting, and the terms of the agreement are implemented to govern the company in the coming year, or some other agreed upon period of time.

Given this year’s proxy contest, the period leading up to the Annual Meeting on September 30 will involve both greater media coverage and more communication to shareholders from a variety of parties, so we wanted to provide you with a guide to how the process works and what you can expect to see between now and the Annual Meeting.

1.	What is a proxy contest?
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A proxy contest is a contest between a company and one or more of its shareholders to win shareholder votes, either in relation to an election of a company’s directors or a proposal put before the shareholders to be considered at the Annual Meeting.

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To solicit the votes, each side uses a different-colored proxy card, which is mailed to shareholders in advance of the Annual Meeting.  In this case, Darden’s card will be Blue, and Starboard’s card will be White.

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Shareholders may vote either in person or by returning the proxy card via mail or, in some instances, voting by phone or internet.  In Darden’s case, shareholders will be able to vote in any of these ways.

2.	How is a proxy contest conducted?
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Opposing parties use proxy materials, including a proxy statement, letters and press releases, to communicate with shareholders and solicit their votes in support of a particular action.  These materials contain information about the proposal and instructions on how to vote.  Proxy materials must be filed with the SEC.

3.	What is a proxy statement?
●	A proxy statement contains information about the company’s Annual Meeting and is made available to our shareholders each year.
●	This year, both Darden and Starboard will prepare proxy statements and mail proxy cards in support of each side’s director nominees.
●	Both proxy statements will be filed with the SEC and made available to shareholders. The proxy statements will include recommendations to shareholders on director nominees, among other information.

4.	What will happen between now and the Annual Meeting?
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Unless the company comes to an agreement with Starboard or Starboard withdraws its nominations before the meeting, both Darden and Starboard will mail definitive proxy statements and proxy cards to Darden shareholders.

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Leading up to the company’s Annual Meeting, Darden and Starboard will also send letters and other communications materials to shareholders to share their respective arguments regarding the Annual Meeting proposals.

●	These are important decisions for our company and both Darden and Starboard believe passionately in their point of view. You can expect to see both sides argue aggressively for their position.
●	Darden shareholders will receive proxy cards and instructions on how to vote by mail, phone, internet, or at the meeting itself.

5.	Can shareholders vote for Board candidates on both Darden and Starboard’s slates?
●	If shareholders would like to vote for candidates on both slates, they will be able to do so by attending the Annual Meeting in person.
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Shareholders who submit their votes via proxy card can only vote for Board nominees contained on the card they choose to submit.  They can choose to vote for the entire slate on the card or vote for any of the individual members on that slate by withholding votes for those members of the slate they choose not to vote for.

●	Details on how to vote in this manner will be provided when the proxy materials are mailed to shareholders.
●	Only the latest-dated proxy that a shareholder submits in person at the Annual Meeting or by mail, phone or internet voting will count as a valid vote.

6.	What will happen at the Annual Meeting?
●	Shareholders of record will be able to vote at the Annual Meeting.
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If the proxy contest is still ongoing, both Darden and Starboard will submit all of the proxy cards and votes received from shareholders to an independent inspector of elections, who will be responsible for counting and certifying the vote.

●	While there may be a preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time for the vote to be certified by the independent inspector.
●	Darden will make the final results of the Annual Meeting public after the vote has been certified.
●	Since this is a contested election (i.e., a proxy contest) the twelve nominees for Darden and Starboard receiving the highest number of “FOR” votes will be elected at the Annual Meeting.

7.
The company has announced that it will only nominate nine members to the Darden Board, leaving three vacancies.  How will the reduced slate impact Starboard’s attempt to elect its own slate of directors to the Darden Board?

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By nominating a slate of nine directors for the 12 available seats at the Annual Meeting, Darden has ensured that at least three of the nominees proposed by Starboard would be elected at the Annual Meeting.

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This approach is designed to provide shareholders the opportunity to vote for a director slate that will include both continuity of Board experience and expertise in the midst of our turnaround efforts, as well as new directors.  We believe this is in the best interest of the company and shareholders.

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We have been in contact with Starboard, as we are with all of our shareholders, and are hopeful that Starboard will work with the Board to reach a mutually acceptable resolution in advance of the Annual Meeting, but cannot predict whether that will happen.

8.	If we are giving up three seats on the Board, is that all Starboard will get?
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By nominating a slate of nine directors, Darden has ensured that at least three of the nominees proposed by Starboard would be elected at the Annual Meeting.  If members of the Starboard slate of nominees receive more votes than members of the Darden slate of nominees they will be elected to the Board so it is possible that the Board will include more Starboard nominees than the three seats opened by the Darden approach.

9.	If Starboard gains a majority of seats at the Annual Meeting, will there be changes to the company’s strategy?
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It is premature to speculate about the outcome of the Annual Meeting.  The Board is confident in both our team and in our strategic direction.  It is important that we all remain focused on continuing to execute against our priorities.  Whatever the outcome of the proxy process, we are very optimistic about the future of our company.

10.	I am an employee and shareholder, how can I support the company in this election?
●	We appreciate your desire to support the company.
●	Details on how to do this will be mailed to all shareholders, including employee shareholders, as we get closer to the Annual Meeting.
●	Right now, the best thing you can do is to remain focused on the business and continue to make progress on our strategic priorities.

11.	What do I do if a shareholder, analyst, or member of the media contacts me?
●	As usual, consistent with the company’s policy, please forward any such calls to Bob McAdam at 407-245-5404.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s preliminary proxy statement, filed with the SEC on July 31, 2014, as amended, and the Company’s revocation solicitation statement, filed with the SEC on April 1, 2014.  Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013.  These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.